Exhibit 99.1

Investor Relations: ICR, Inc. John Mills, Senior Managing Director (310) 954-1100 John.Mills@icrinc.com	Company: Javo Beverage Company, Inc. William Marshall (760) 560 - 5286 ext. 503 investing@javobeverage.com

JAVO BEVERAGE COMPANY ANNOUNCES SECOND QUARTER, 2010 FINANCIAL RESULTS

Second Quarter Gross Sales Increase to $7.3 Million, up 3% compared to last year

Net Loss Improves by $1.6 Million versus year ago

SAN DIEGO, CA – August 10, 2010 -- Javo® Beverage Company, Inc. (OTC BB: JAVO), a leading supplier of premium dispensable coffee and tea-based beverages to the foodservice industry, announced today financial results for the second quarter and first six months of 2010.

Financial Highlights for the Second Quarter
•	Gross sales increased 3.0% to $7.3 million in the second quarter 2009.
•	Dispensed products sales were $6.7 million compared to $6.5 million, or 3.4% above the second quarter 2009.
•	Net sales were $6.1 million, equal to the prior year period.
•	Gross profit margin as a percent of net sales was 39.6%, 6.1 percentage points below the same quarter last year.
•	Selling and marketing expenses for the quarter were lower by $531 thousand or 13.4% of net sales, an 872 basis point improvement from the second quarter 2009.
•	Net loss was $3.1 million for the quarter, a $1.6 million improvement over the second quarter of 2009. The second quarter loss included $2.2 million of non-cash expenses.

Javo Beverage Company – page 2

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EBITDA (earnings before interest, taxes, depreciation and amortization) was a negative $61 thousand for the second quarter of 2010 compared to positive $171 thousand for the same quarter last year.  Second quarter 2010 EBITDA included $343 thousand of one-time severance related expenses.  Excluding these expenses, the Company would have achieved positive EBITDA for the quarter.

Financial Highlights for the First Six-Months
•	Gross sales for the first six months increased 4.7% to $12.3 million from $11.8 million in the same period 2009.
•	Dispensed products sales were $11.4 million compared to $10.7 million, a 6.7% year-over-year increase.
•	Net sales for the first half of $9.9 million were flat compared to the same period last year.
•	Gross profit as a percent of net sales for the first six months was 40.0% compared to 43.5% in the first six-months of 2009.
•	Selling and marketing expenses for the first half of the year decreased $722 thousand to 17.2% of net sales, a 730 basis point improvement from the same period 2009.
•	Net loss was $6.2 million for the first six months, a $1.7 million improvement over the same period 2009. The first six-month 2010 loss included $3.9 million of non-cash expenses.

Second Quarter 2010 Review
For the second quarter of 2010, gross sales increased to $7.3 million, up 3.0% from $7.1 million in the same quarter in 2009.  Net sales, after deducting marketing allowances, discounts and returns, for the second quarter of 2010 were $6.1 million, flat compared to the prior year period.

Gross sales from dispensed products, the Company’s primary source of revenue, grew to $6.7 million, a 3.4% increase compared to the prior year quarter.  This improvement was due, primarily, to an increase in the number of beverage dispensing locations serving Javo’s coffee and tea products.  At the conclusion of the second quarter, the Company had 5,525 Company-owned dispensers and estimates there are an additional 6,260 customer-owned dispensers installed at locations purchasing its coffee and tea concentrates.  The Company has recently begun an initiative to improve the productivity of its installed dispenser base by relocating its weakest revenue producing units.  The Company’s revenue from bulk ingredients and packaged coffee and tea mixes, which do not utilize dispensing equipment, was $574 thousand, flat compared to the prior year period.

Javo Beverage Company – page 3

For the second quarter of 2010, gross profit was $2.4 million, $375 thousand below the same period of 2009.  Gross profit as a percentage of net sales for the quarter was 39.6% compared to 45.7% in the prior year period.   The decline in gross margin is primarily due to an increase in sugar and coffee commodity prices compared to the same period last year and the increased costs associated with the removal, refurbishment and re-installation of low productivity dispensers.    To offset recent increases in commodity costs, the Company has announced an average price increase of 4%, which will take effect during the third quarter.

 Second quarter of 2010 sales and marketing expense decreased $531 thousand to $804 thousand, or 13.4% of net sales, compared to $1.3 million, or 22.1% of net sales, in the second quarter of 2009.  The improvement is attributable to the Company’s cost improvement efforts in various areas, including: payroll, tradeshow expenses, and travel and entertainment.

General and administrative expenses for the second quarter of 2010 were $3.1 million, or 52.3% of net sales, compared to $2.3 million, or 38.5% of net sales, for the same period last year.  The second  quarter 2010 general and administrative expenses included $716 thousand of severance expenses, of which $375 thousand were non-cash expenses. Excluding all non-cash depreciation, amortization and stock-based compensation, general and administrative expenses were $1.7 million for the second quarter of 2010.

EBITDA was a negative $61 thousand for the second quarter of 2010 compared to a positive $171 thousand in the prior year period.  EBITDA includes $343 thousand of severance related expenses.  Excluding this severance expense, EBITDA would have improved for the second quarter of 2010 primarily due to efficiencies gained through selling, general and administrative savings of over $500 thousand stemming from recently implemented cost reduction measures offset by costs of goods increases of approximately $350 thousand.

For the second quarter of 2010, other income/expense items totaled $1.5 million compared to $3.8 million in the comparable period last year.  The decrease was primarily due to a decrease in interest expense related to recently restructured debt.

The Company’s net loss for the quarter was $3.1 million, or ($0.01) per share, compared with $4.7 million, or $(0.02) per share, in the same quarter of the previous year. Excluding total non-cash items, net loss was $943 thousand in the second quarter.

Javo Beverage Company – page 4

Management Comment
Mr. Greanias, Chief Executive Officer of Javo Beverage stated, “While we are pleased with the recent progress in some areas of our business, we realize there are areas for improvement.  Therefore, the Board of Directors and management are undertaking a strategic business review of all departments and operations in order to better align our business for long-term sustainable growth and profitability.  I joined JAVO because I believe we have high quality products, a flexible operating platform and a tremendous market opportunity.  With over 11,000 installed dispensers, we feel that we are well positioned to capitalize on the opportunities with both new and existing customers by enhancing our distribution network and improving our dispenser productivity.”

Gary Lillian, president of Javo Beverage Company, added, “Our key initiative for the immediate time frame is to increase dispenser productivity.  This is expected to lead to improved results throughout the P&L.  We have just begun relocating our low-throughput dispensers, and with sustained and successful execution we believe that we should be able to deliver improved results in coming quarters.”

Second Half of 2010 Outlook
Management has established a strategy designed to improve operating performance in the second half of 2010 and for 2011.  The key points are:

Improve Average Revenue Per Dispenser:  Through its equipment relocation program the Company expects to continue improving its average annual revenue per dispenser.  The focus of the initiative will be on dispensers owned by the company and relocating the lowest performing 20% to more productive locations.

Enhanced Distribution Network:  The Company will endeavor to supplement its distribution network with specialty coffee distributors where the Company will have access to new locations for its dispensed beverages with potentially more efficient selling costs.

Add Non-Owned Dispenser Revenue:  The Company has made a priority to identify and sell to customers that desire to purchase their own beverage equipment.  This will enable the Company to grow revenue without needing the related growth capital to fund the acquisition of Company-owned dispensers.

Javo Beverage Company – page 5

Further, due to improvements made during 2009 and the first 6 months of 2010 in its operating platform and management systems, the Company anticipates a year-over-year decrease in total fixed selling, general and administrative costs as a percent of revenue for the year 2010.

Conference Call
Management of Javo Beverage will host a conference call Tuesday, August 10th at 4:30 pm EDT to discuss the company's financial results and achievements. Those who wish to participate in the conference call may telephone (888) 567-1603 from the U.S. or (201) 604-5052 for international callers. A digital replay of the conference call will be available by telephone approximately 1 hour after the completion of the call. It will be available for 90 days and may be accessed by dialing (888) 632-8973 from the U.S. or (201) 499-0429 for international callers. At the prompt, dial replay code "57883583#".

About Javo® Beverage Company, Inc.
Based in Vista, California, Javo® Beverage Company (OTC Bulletin Board: JAVO) is an innovator and leader in the manufacture of coffee and tea-based dispensed beverages, drink mixes and flavor systems. The company has successfully commercialized a proprietary brewing technology that yields fresh brewed coffees and teas that are flavorful, concentrated and stable, with broad applications in the foodservice, food manufacturing and beverage industries. For foodservice operators, Javo makes it possible to serve great tasting hot coffees and cold specialty coffee beverages from convenient dispenser-based systems.  Javo also assists food and beverage processors seeking authentic and robust coffee and tea flavors through its development and supply of customized ingredients for packaged foods and ready-to-drink beverages. The company supplies a growing list of national and international foodservice operations, specialty coffee retailers, restaurant chains and food manufacturers. For information about Javo Beverage Company, please visit www.javobeverage.com.

Forward-looking statements
This release contains forward-looking statements made by or on behalf of Javo® Beverage Company, Inc. All statements that address events or operating performance that the Company expects will occur in the future, including statements relating to revenue growth, dispenser location growth, annual revenue per dispenser, volume growth, share of sales, future profitability or statements expressing general optimism about future operating results, and future financings are forward-looking statements. These forward-looking statements are based on management's current views, and management cannot assure that anticipated results will be achieved. These statements are subject to numerous risks and uncertainties, including those set forth in the Company's risk factors contained in the Company's most recent annual report on Form 10-K and in subsequent quarterly reports on Form 10-Q, copies of which are available from the Company without charge and from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements and are encouraged to review the risk factors that could affect actual results. The Company disclaims any intent to update forward-looking statements.

Javo Beverage Company – page 6

JAVO BEVERAGE COMPANY, INC.
CONDENSED BALANCE SHEETS
As of

	(Unaudited)
	30-Jun	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$303,385	$1,604,578
Restricted cash	58,000	140,000
Total cash, restricted cash and cash equivalents	361,385	1,744,578

Accounts receivable, less allowances	3,691,769	2,573,723
Inventory, net of reserve for obsolescence	1,210,150	1,246,129
Prepaid expenses	163,999	370,052
Total current assets	5,427,303	5,934,482

Property and equipment, net	10,660,391	11,629,536
Intangibles, net	2,211,253	2,396,015
Deposits	23,858	23,858

Total assets	$18,322,805	$19,983,891

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$5,509,931	$4,006,857
Lines of credit	2,047,168	1,772,801
Accrued payroll and related benefits	735,866	238,108
Accrued short-term interest payable	573,459	578,847
Warrants payable	2,441	9,477
Current portion of long-term debt and capital leases	243,166	271,732
Total current liabilities	9,112,031	6,877,822

Long-term debt, net of current portion	27,170,618	26,692,123
Unamortized discount on long-term debt	(10,121,184)	(11,126,194)
Accrued long-term interest payable	304,743	68,379
Total liabilities	26,466,208	22,512,130
Commitments and contingencies	-	-
Stockholders' equity:

Preferred stock, $0.001 par value, 10,000,000 shares authorized, 2,147,952 shares issued and outstanding as of June 30, 2009 and December 31, 2008. 150,000 shares have been reserved for the Junior A Participating Preferred Stock.	2,363	2,363
Common stock, $0.001 par value, 300,000,000 shares authorized, 283,803,342 shares issued and outstanding as of June 30, 2009, 186,403,648 shares issued and outstanding as of December 31, 2008.	299,103	298,803
Additional paid in capital	75,816,488	75,228,355
Accumulated deficit	(84,261,357)	(78,057,760)
Total stockholders' equity/(deficit)	(8,143,403)	(2,528,239)
Total liabilities and stockholders' equity/(deficit)	$18,322,805	$19,983,891

Javo Beverage Company – page 7

JAVO BEVERAGE COMPANY, INC.
CONDENSED STATEMENT OF OPERATIONS
UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Gross Sales	$7,299,875	$7,088,218	$12,304,706	$11,755,194
Returns and allowances	(1,281,939)	(1,042,909)	(2,363,075)	(1,810,524)
Net Sales	6,017,936	6,045,309	9,941,631	9,944,670
Cost of sales	(3,632,609)	(3,285,179)	(5,963,528)	(5,614,834)
Gross profit	2,385,327	2,760,130	3,978,103	4,329,836

Operating expenses:
Selling and marketing	(804,059)	(1,334,734)	(1,713,126)	(2,435,381)
General and administrative	(3,144,732)	(2,329,310)	(5,589,158)	(4,612,618)

Total operating expenses	(3,948,791)	(3,664,044)	(7,302,284)	(7,047,999)

Loss from operations	(1,563,464)	(903,914)	(3,324,181)	(2,718,163)

Other income (expenses):
Interest income	100	4,297	255	16,726
Interest expense	(1,527,995)	(5,250,503)	(2,904,322)	(6,490,643)
Income (expense) from derivatives	11,362	88,390	7,036	25,517
Other income	831	1,433,862	37,127	1,350,132
Gain/(loss) on disposal of assets	(23,346)	(66,014)	(19,512)	(66,922)

Total other expense	(1,539,048)	(3,789,968)	(2,879,416)	(5,165,190)

Net loss	$(3,102,512)	$(4,693,882)	$(6,203,597)	$(7,883,353)

Basic profit (loss) per share	$(0.01)	$(0.02)	$(0.02)	$(0.03)
Weighted average number of shares outstanding, basic	298,872,572	276,074,977	298,801,367	237,415,728

Javo Beverage Company – page 8

JAVO BEVERAGE COMPANY, INC.
RECONCILIATION OF LOSS FROM OPERATIONS, NET LOSS AND GENERAL AND ADMINISTRATIVE EXPENSE BEFORE NON-CASH ITEMS (EBITDA)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Gross Sales	$7,299,875	$7,088,218	$12,304,706	$11,755,194
Returns and Allowances	(1,281,939)	(1,042,909)	(2,363,075)	(1,810,524)
Net Sales	6,017,936	6,045,309	9,941,631	9,944,670
Cost of sales	(3,632,609)	(3,285,179)	(5,963,528)	(5,614,834)
Gross Profit	2,385,327	2,760,130	3,978,103	4,329,836
	39.6%	45.7%	40.0%	43.5%
Operating expenses:
Selling and marketing	(804,059)	(1,334,734)	(1,713,126)	(2,435,381)
General and administrative	(3,144,732)	(2,329,310)	(5,589,158)	(4,612,618)
Total operating expenses	(3,948,791)	(3,664,044)	(7,302,284)	(7,047,999)

Loss from operations*	(1,563,464)	(903,914)	(3,324,181)	(2,718,163)

Other income (expenses):
Interest income	100	4,297	255	16,726
Interest expense**	(1,527,995)	(5,250,503)	(2,904,322)	(6,490,643)
Income from derivatives***	11,362	88,390	7,036	25,517
Other income	831	1,433,862	37,127	1,350,132
Gain/(loss) on disposal of assets	(23,346)	(66,014)	(19,512)	(66,922)
Total other expense	(1,539,048)	(3,789,968)	(2,879,416)	(5,165,190)

Net loss	$(3,102,512)	$(4,693,882)	$(6,203,597)	$(7,883,353)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Reconciliation of Results from Operations without Non-cash Expenses (EBITDA)
Loss from Operations	(1,563,464)	(903,914)	(3,324,181)	(2,718,163)
Add back non-cash expenses
Depreciation & amortization	920,798	812,162	1,823,139	1,600,640
Non-cash compensation	239,079	262,837	445,466	624,467
Non-cash severance compensation	342,644	-	342,644	-

Profit (loss) from operations before non-cash expenses (EBITDA)	(60,943)	171,085	(712,932)	(493,056)

Reconciliation of Net Loss without Non-cash Expenses
Net loss	(3,102,512)	(4,693,882)	(6,203,597)	(7,883,353)
Add back non-cash expenses
Depreciation & amortization	920,798	812,162	1,823,139	1,600,640
Accretion of debt discount & loan fees	668,499	4,521,377	1,262,820	5,332,931
Non-cash compensation	239,079	262,837	445,466	624,467
Non-cash severance compensation	342,644	-	342,644	-
Non-cash debt repayment discount		(1,433,862)	-	(1,433,862)
Non-cash derivative (income) expense	(11,362)	(88,390)	(7,036)	(25,517)

Net loss before non-cash (income) expense	(942,854)	(619,758)	(2,336,564)	(1,784,694)

Reconciliation of General and Administrative Expense without Non-cash Expenses
General and administrative	(3,144,732)	(2,329,310)	(5,589,158)	(4,612,618)
Add back non-cash expenses
Depreciation expense	882,860	812,162	1,752,834	1,600,640
Non-cash compensation	239,079	262,837	445,466	624,467
Non-cash serverance compensation	342,644	-	342,644	-

General & administrative without non-cash expenses	(1,680,149)	(1,254,311)	(3,048,214)	(2,387,511)